Exhibit 99.3


                    FIRST AMENDMENT TO RIGHTS AGREEMENT


         FIRST AMENDMENT, dated as of July 14, 1997, to the Rights Agreement, dated as of March 31, 1989 (the "Rights Agreement"), between Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), and Wachovia Bank, N.A., as successor Rights Agent (the "Rights Agent") to Citizens and Southern Trust Company (Georgia), N.A.

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

         WHEREAS, Section 26 of the Rights Agreement provides as follows:

               "Section 26. Supplements and Amendments. Prior to the Final Amendment Date and subject to the penultimate sentence of this
        Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Final Amendment Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall at any time and from time to time, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder (which shortening or lengthening, following the first occurrence of an event set forth in clause (A) and (B) of the first proviso of Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors), or (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person); provided, however, that this Agreement may not be supplemented or amended to lengthen [sic], pursuant to clause (c) of this sentence, (i) whether before or after the Final Amendment Date, to lengthen a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of the Continuing Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable or
        (ii) after the Final Amendment Date, to lengthen, pursuant to clause (c) of this sentence, any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of or the benefits to the holders of Rights (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration
        Date, the Purchase Price or the number of Units for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock."; and

         WHEREAS, all acts and things necessary to constitute this First Amendment a valid agreement according to its terms, have been done and performed, and the execution and signing by the Company and the Rights Agent of this First Amendment have in each and all respects been duly authorized by the Company and the Rights Agent;

         NOW, THEREFORE, in consideration of the premises and agreements set forth in this First Amendment, the parties hereby agree as follows:

         1. Section 1(u) of the Rights Agreement is amended to read in its entirety as follows:

               "(U) 'Exempt Person' shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (v) XSF Holdings, Inc., a Delaware corporation ("XSF Holdings"), DXE Merger Corp., a Delaware corporation and a wholly owned subsidiary of XSF Holdings ("DXE"), and Flo-Sun, Incorporated, a Florida corporation ("Flo-Sun"), if XSF Holdings, DXE or Flo-Sun would otherwise become an Acquiring Person as a result of (A) the approval, execution or delivery of the Agreement and Plan of Merger to be dated as of July 14, 1997, by and among XSF Holdings, DXE, the Company and Flo-Sun (the "Merger Agreement") or (B) consummation of the Transactions (as defined in the Merger Agreement)."

         2. A new Section 34 is added to read in its entirety as follows:

               "Section 34. Merger with XSF Holdings. Notwithstanding any provision herein to the contrary, neither (a) the approval, execution or delivery of the Merger Agreement nor (b) the consummation of the Transactions, will cause a Stock Acquisition Date or a Distribution Date to occur or cause an event set forth in Sections 7, 11 or 13 hereof to occur."

         3. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         4. This First Amendment shall be effective as of July 14, 1997 and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         5. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         SAVANNAH FOODS &
                                           INDUSTRIES, INC.


                                         By /s/ William W. Sprague
                                            --------------------------
                                            Name:  William W. Sprague
                                            Title: President and Chief
                                                     Operating Officer

Attest:


By /s/ Stephen M. Banker
   --------------------------
   Name:  Stephen M. Banker
   Title: Counsel

                                         WACHOVIA BANK, N.A.


                                         By /s/ Deborah N. Keaton
                                            --------------------------
                                            Name:  Deborah N. Keaton
                                            Title: Vice President

Attest:


By /s/ K. Gail Murray
   --------------------------
   Name:  K. Gail Murray
   Title: Assistant Secretary